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                                                                    EXHIBIT 23.2
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                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Southwest Water Company


We consent to the use of our report dated January 23, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of Southwest Water Company, relating to the consolidated balance sheets of Southwest Water Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in common stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule.



                                                /s/ KPMG PEAT MARWICK LLP
                                                -------------------------
                                                KPMG PEAT MARWICK LLP


Los Angeles, California
December 19, 1996